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                                                                   EXHIBIT 10.24
                                                                       EXHIBIT A


                                ESCROW AGREEMENT


               THIS ESCROW AGREEMENT (this "Agreement") is made as of April 27, 2000, by and among MediaX Corporation, a corporation incorporated under the laws of the State of Nevada, (the "Company"), Villabeach Investments Limited, a British Virgin Islands corporation ("Investor"), and Epstein Becker & Green, P.C., (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Private Equity Line of Credit Agreement referred to in the first recital.

                              W I T N E S S E T H:


               WHEREAS, the Investor will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Private Equity Line of Credit Agreement (the "Purchase Agreement") dated the date hereof between the Investor and the Company, which will be issued as per the terms and conditions contained herein and in the Purchase Agreement; and

               WHEREAS, the Company and the Investor have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Put, the Escrow Agent hold the relevant documents and the applicable purchase price pending receipt by the Investor of certificates representing the securities issuable upon such Put;

               NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1

                   TERMS OF THE ESCROW FOR THE INITIAL CLOSING

               1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents which are referenced in Section 7.2 of the Purchase Agreement.

               1.2. At the Initial Closing, the Company shall deliver to the Escrow Agent:

                    (i) the original Warrant certificate in the form of Exhibit D to the Purchase Agreement;

                    (ii) the original executed Registration Rights Agreement in the form of Exhibit C to the Purchase Agreement;



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                    (iii)  the original executed opinion of Weed & Co. L.P.
                           counsel of the Company, in the form of Exhibit E to the Purchase Agreement;

                    (iv)   the sum of $10,000;

                    (v) a certificate representing five thousand (5,000) shares of Common Stock issued to Triton West Group (the "Triton Certificate");

                    (vi) the original executed Company counterpart of this Escrow Agreement; and

                    (vii) the original executed Company counterpart of the Purchase Agreement.

               1.3. Upon receipt of the foregoing, and receipt of executed counterparts from Investor of the Purchase Agreement, the Registration Rights Agreement and this Escrow Agreement, the Escrow Agent shall calculate the exercise price of the Warrant and enter the Exercise Price, the Commencement Date and Termination Date of the Warrant on the face of the Warrant and immediately transfer the sum of Ten Thousand Dollars ($10,000) to Epstein Becker & Green, P.C. ("EB&G"), 250 Park Avenue, New York, New York 10177 for the Investor's legal and administrative costs and the Escrow Agent shall then arrange to have the Warrant certificate, the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement and the opinion of counsel delivered to the Investor and the Triton Certificate to Triton West Group.

                                    ARTICLE 2

                        TERMS OF THE ESCROW FOR EACH PUT

               2.1. (a) Each time the Company shall send a Put Notice to the Investor as provided in the Purchase Agreement, it shall send a copy, by facsimile, to the Escrow Agent.

                   (b) Each time the Investor shall purchase shares pursuant to a Put, the Investor shall send the applicable Investment Amount of the Put Shares to the Escrow Agent on or before the Closing Date for such Put. The Company shall promptly, but no later than five (5) Trading Days after receipt of notice from the Escrow Agent that it has the funds for the Investment Amount cause its Transfer Agent to deliver the Put Shares to Investor's account through the Depository Trust Company, if possible, or else to deliver such certificates to the Escrow Agent. In the event that the certificates representing the Put Shares are not in the Investor's or the Escrow Agent's possession within five
(5) Trading Days of the date of the Escrow Agent's notice, then Investor shall have the right to demand, by notice, the return of the Investment Amount, and the Put Notice shall be deemed cancelled. The Escrow Agent shall within one (1) Trading Day of Closing wire the Investment Amount per the written instructions of the Company net of:



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                    (i)    a finder's fee to Triton West Group equal to, (i) as
                           to each of the initial six Puts, if any, .3333% of the Commitment Amount plus three percent (3%) of the applicable Investment Amount and, (ii) as to each subsequent Put thereafter, if any, three percent (3%) of the applicable Investment Amount; and

                    (ii) One Thousand Dollars ($1,000) as escrow expenses to the Escrow Agent.

The Escrow Agent shall remit finder's fee to Triton West Group in accordance with wire instructions that will be sent to Escrow Agent from Triton West Group.

                                    ARTICLE 3

                                  MISCELLANEOUS

               3.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Purchase Agreement.

               3.2. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

               3.3. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

               3.4. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

               3.5. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall brought through the American Arbitration Association at the designated locale of New York, New York as is more



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fully set forth in the Purchase Agreement.

               3.6. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Escrow Agent.

               3.7. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law (other than Escrow Agent itself) shall be conclusive evidence of such good faith.

               3.8. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               3.9. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder or hereunder.

               3.10. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE INVESTOR, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE INVESTOR, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE INVESTORS AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE INVESTOR AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

               3.11. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investor. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent.

               3.12. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.



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               3.13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or
(2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

               3.14. The Company and the Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.



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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date written above.

     Dated:  April 27, 2000

                                 MEDIAX CORPORATION
                                 By:
                                    --------------------------------------------
                                    Rainer Poertner, President


                                 INVESTOR:

                                 Villabeach Investments Limited


                                 By:
                                    --------------------------------------------
                                     Hans Gassner, Authorized Signatory

                                   ESCROW AGENT:


                                   By:
                                      ------------------------------------------
                                      Robert F. Charron, Authorized Signatory


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